Exhibit 99.1

                                  TIFFANY & CO.
                                  NEWS RELEASE


Fifth Avenue & 57th Street                                   Contacts:
New York, N.Y. 10022                                         ---------
                                                             James N. Fernandez
                                                             (212)230-5315
                                                             Mark L. Aaron
                                                             (212)230-5301


                  TIFFANY PROVIDES FISCAL 2008 FINANCIAL PLANS
                  --------------------------------------------

New York, N.Y., February 8, 2008 - Tiffany & Co. (NYSE: TIF) today announced its expectations for sales and earnings growth for the fiscal year that began on February 1.

Michael J. Kowalski, chairman and chief executive officer, said, "Having completed our planning process for the new fiscal year, we now think it is appropriate to share our thinking with investors. Our U.S. sales results for the month of January were modestly improved from December and we are seeing ongoing strength in Asia-Pacific outside Japan and in Europe. Generally speaking, we are planning our U.S. businesses cautiously for the first half of 2008 while planning for continued healthy international sales growth throughout the year."

For fiscal 2008, the Company is planning at least a 10% increase in worldwide net sales. This is composed of: (i) a high-single-digit percentage increase in U.S. Retail sales, reflecting a low-single-digit increase in comparable store sales and the planned opening of six stores; (ii) a mid-teens percentage increase in International Retail sales, which reflects a mid-single-digit increase in comparable store sales (on a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars) and the opening of 15-20 stores and boutiques (net of closings); (iii) a mid-single-digit percentage increase in Direct Marketing sales; and (iv) a low-single-digit percentage increase in Other sales.

Based on these sales assumptions, the Company is planning for a mid-single-digit percentage increase in net earnings and a low-double-digit increase in diluted earnings per share (reflecting fewer shares outstanding).

Therefore, the Company's plan calls for net earnings in fiscal 2008 to increase to a range of $2.50 - $2.55 per diluted share. This compares with an estimated range of $2.25-$2.28


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per diluted share  (excluding  various  one-time  items) in fiscal 2007 that the
Company forecasted on January 11th when it reported its holiday sales results.

Mr. Kowalski added, "We enter the new fiscal year with confidence in our store expansion opportunities, our line-up of new product designs and our ability to enhance customer awareness through our marketing program. We believe our 2008 financial expectations appropriately reflect current macro-related challenges in the U.S. as well as the benefit of our global, geographical diversification which, combined with planned margin and expense levels, can generate low-double-digit net earnings per share growth for the year."

Next Scheduled Announcement
---------------------------
The Company expects to report its fourth quarter and full year results on March 24, 2008 with a conference call at 8:30 a.m. (EST) that day. To receive notifications of conference calls and news release alerts, please register at http://investor.tiffany.com (click on "E-Mail Alerts").

Company Description
-------------------
Tiffany & Co. operates jewelry and specialty retail stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores and boutiques in the Americas, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. Other operations include consolidated results from ventures operated under trademarks or tradenames other than TIFFANY & CO. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

This document contains certain "forward-looking" statements concerning the Company's objectives and expectations with respect to sales, store openings and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company's 2006 Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.


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